SECURITIES AND EXCHANGE COMMISSION
                           WASHINGTON, D.C. 20549

                                 __________

                                  FORM 8-K

                               CURRENT REPORT
                   PURSUANT TO SECTION 13 OR 15(D) OF THE
                      SECURITIES EXCHANGE ACT OF 1934


      Date of Report (Date of earliest event reported) AUGUST 31, 1999


                          COMMERCIAL ASSETS, INC.
           (Exact name of registrant as specified in its charter)


    DELAWARE                001-12262           84-1240911
 (State or other          (Commission          (I.R.S. Employer
 jurisdiction of          File Number)         Identification No.)
 incorporation or
 organization)


      3410 SOUTH GALENA, SUITE 210                              80231
           DENVER, COLORADO                                   (Zip Code)
   (Address of principal executive offices)


     Registrant's telephone number, including area code (303) 614-9400



 ITEM 5. OTHER EVENTS

 Merger Agreement

         Commercial Assets, Inc., a Delaware corporation (the "Company"), has entered into an Agreement and Plan of Merger by and between the Company and Asset Investors Corporation ("AIC"), dated as of August 31, 1999 (the "Merger Agreement"), pursuant to which the Company will merge with and into AIC, with AIC as the surviving entity. Under the terms of the Merger Agreement, each outstanding share of common stock, par value $0.01, of the Company will be converted into the right to receive 0.4075 shares of common stock, par value $0.01, of the Company. The Merger is conditioned upon, among other things, the approvals of stockholders of the Company and AIC and receipt of any necessary regulatory approvals. Attached as Exhibit 99.1 and incorporated herein by reference is a copy of the joint press release of the Company and AIC announcing execution of the Merger Agreement.


 ITEM 7.        EXHIBITS

       2.1 Agreement and Plan of Merger, dated as of August 31, 1999, by and between the Registrant and Asset Investors
                Corporation

      99.1      Joint Press Release of the Company and AIC issued August 31,
                1999


 SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                   COMMERCIAL ASSETS, INC.


                                   By: /s/ David M. Becker
                                       ___________________________
                                       David M. Becker
 Date: September 3, 1999               Chief Financial Officer